Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports Second Quarter 2022 Financial Results

•
Completed enrollment for Phase 2b ORIGIN clinical trial of atacicept in IgA nephropathy; topline data now expected to be presented in early Q1 2023
•
Presented positive 12-week interim analysis of Phase 2 study of MAU868 in kidney transplant recipients with BK Virus viremia at American Transplant Congress in June 2022; expect to initiate a Phase 2b or Phase 3 clinical trial in 2023
•
Strong balance sheet with approximately $131.9 million in cash, cash equivalents, and marketable securities as of June 30, 2022 and access to a $45.0 million credit facility expected to fund operations to Q2 2024

BRISBANE, Calif., August 10, 2022 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the quarter ended June 30, 2022.

“In the first half of 2022, we continued to successfully execute our development strategy and are on track to realize several significant milestones. With approximately $131.9 million in cash, cash equivalents, and marketable securities as of June 30, 2022, plus available credit, we believe the company is well-positioned to fund our current programs and operations to the second quarter of 2024,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “Enrollment in the ORIGIN study, which is evaluating the potential for atacicept to treat patients who suffer from the devastating effects of kidney disease, has been completed. Topline results from the study are expected to be presented early in the first quarter of 2023. We expect data from the ORIGIN study will support the initiation of a pivotal Phase 3 clinical trial of atacicept in 2023.”

“During the past quarter, we presented at multiple congresses highlighting our clinical data for each program. In May, we were invited to give two oral presentations with new atacicept Phase 2 data at the European Renal Association – European Dialysis Transplant Association Congress. This was followed by the presentation of our 12-week interim data on MAU868 versus placebo to treat BK Virus in kidney transplant patients in a late-breaking presentation at the American Transplant Congress.”

“In addition, we continued to make progress toward initiating a Phase 3 clinical trial of atacicept in lupus nephritis during the second half of this year. This is an exciting next step for the program, as we believe that atacicept has the potential to be a best-in-disease treatment for lupus nephritis patients. There is an immense unmet medical need, with a high rate of morbidity and mortality, with many patients progressing to end-stage renal disease. We also plan to initiate a Phase 2b or Phase 3 clinical trial of MAU868 in kidney transplant patients with BK Virus viremia in 2023,” concluded Dr. Fordyce.

Second Quarter and Recent Business Highlights

•
Completed enrollment in the Phase 2b ORIGIN clinical trial of atacicept in IgA nephropathy (IgAN)
•
Delivered new atacicept Phase 2 clinical data in two oral presentations at the European Renal Association – European Dialysis Transplant Association (ERA-EDTA) Congress, further adding to the market-leading clinical database for atacicept
•
Presented positive 12-week interim data from the Phase 2 study of MAU868 in kidney transplant recipients with BK Virus (BKV) viremia at the American Transplant Congress (ATC) held in June 2022; expect to initiate a Phase 2b or Phase 3 clinical trial of MAU868 in 2023
•
Appointed Michael M. Morrissey, Ph.D. as Chairman of Vera’s board of directors. Dr. Morrissey has served as President and CEO of Exelixis, Inc. since July 2010
•
Strong balance sheet with approximately $131.9 million in cash, cash equivalents, and marketable securities as of June 30, 2022 and access to a $45.0 million credit facility, which are expected to fund operations to the second quarter of 2024

Upcoming Milestones

•
Plan to initiate a randomized, double-blinded, placebo-controlled Phase 3 clinical trial of atacicept in lupus nephritis during the second half of 2022
•
Plan to announce topline data from the Phase 2b ORIGIN clinical trial of atacicept in IgAN early first quarter of 2023
•
Expect to initiate a Phase 2b or Phase 3 clinical trial of MAU868 in BKV viremia among kidney transplant recipients in 2023

Financial Results for the Quarter Ended June 30, 2022

For the three months ended June 30, 2022, the company reported a net loss of $14.9 million, or a net loss per diluted share of $0.55, compared to a net loss of $3.4 million, or a net loss per diluted share of $0.33, for the same period last year. Outstanding shares of redeemable convertible preferred stock were excluded from the computation of net loss per diluted share for periods prior to the conversion of those shares to Class A and Class B common stock in May 2021.

During the six months ended June 30, 2022, net cash used in operating activities was $28.0 million, compared to $11.8 million for the same period last year.

Vera reported $131.9 million in cash, cash equivalents, and marketable securities as of June 30, 2022. In addition, the company has secured a credit facility through Oxford with a remaining borrowing capacity of up to $45.0 million.

About Vera

Vera Therapeutics is a late-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera’s mission is to advance treatments that target the source of immunologic diseases in order to change the standard of care for patients. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B lymphocyte stimulator (BLyS) and a proliferation inducing ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases, including IgA nephropathy (IgAN), also known as Berger’s disease, and lupus nephritis. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful. Vera is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK Virus, a polyomavirus that can have devastating consequences in certain settings such as kidney transplant. For more information, please visit www.veratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Vera’s expectations regarding receipt and presentation of topline data from the Phase 2b ORIGIN clinical trial; Vera’s beliefs regarding the strength and adequacy of its balance sheet and its ability to fund operations; research and clinical development plans and timing; and the scope, progress, and results of developing Vera’s product candidates, strategy, and regulatory matters, including the timing and likelihood of success of obtaining drug approvals, . Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “believe,” “will,” “expects,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, risks and uncertainties associated with Vera’s business in general, the impact of the COVID-19 pandemic and other geopolitical and macroeconomic events, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Kathy Vincent
Greig Communications, Inc.

kathy@greigcommunications.com

# # #

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Operating expenses:
Research and development	$ 10,112	$ 3,235	$ 22,661	$ 6,167
General and administrative	4,945	2,614	9,417	4,398
Total operating expenses	15,057	5,849	32,078	10,565
Loss from operations	(15,057)	(5,849)	(32,078)	(10,565)
Total other income, net	204	2,412	140	2,414
Net loss	$ (14,853)	$ (3,437)	$ (31,938)	$ (8,151)
Unrealized loss on available-for-sale securities	(140)	-	(152)	-
Total loss and comprehensive loss	$ (14,993)	$ (3,437)	$ (32,090)	$ (8,151)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.55)	$ (0.33)	$ (1.24)	$ (1.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	27,078,450	10,499,937	25,660,742	5,470,609

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 50,427	$ 79,674
Marketable securities	81,501	-
Prepaid expenses and other current assets	10,410	2,863
Total current assets	142,338	82,537
Restricted cash, noncurrent	293	293
Property and equipment, net	21	-
Operating lease right-of-use assets	5,724	-
Prepaid expense and other noncurrent assets	82	51
Non-marketable equity securities	324	867
Total assets	$ 148,782	$ 83,748

Liabilities and stockholder's equity
Current liabilities:
Accounts payable	$ 7,084	$ 1,385
Operating lease liabilities	2,450	-
Restructuring liability	-	377
Accrued expenses and other current liabilities	7,745	5,928
Total current liabilities	17,279	7,690
Long-term debt	4,952	4,923
Operating lease liabilities, noncurrent	4,761	-
Restructuring liability, noncurrent	-	1,257
Accrued and other noncurrent liabilities	286	286
Total liabilities	27,278	14,156
Stockholders' equity
Common stock	27	21
Additional paid-in-capital	277,623	193,627
Accumulated other comprehensive loss	(152)	-
Accumulated deficit	(155,994)	(124,056)
Total stockholders' equity	121,504	69,592
Total liabilities and stockholders' equity	$ 148,782	$ 83,748

# # #